EXHIBIT 99.1

AutoZone 4th Quarter Same Store Sales Increase 2.1%; 4th Quarter EPS Increases to $11.28; Fiscal 2014 Sales $9.5 Billion; Fiscal 2014 EPS Increases to $31.57

MEMPHIS, Tenn., Sept. 22, 2014 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE:AZO) today reported net sales of $3.0 billion for its fourth quarter (16 weeks) ended August 30, 2014, an increase of 4.5% from the fourth quarter of fiscal 2013 (16 weeks). Including sales from the additional week in last year's quarter, sales decreased 1.5%. Domestic same store sales, or sales for stores open at least one year, increased 2.1% for the quarter.

On a 16 week basis, net income for the quarter increased 7.4% over the same period last year to $373.7 million, while diluted earnings per share increased 15.6% to $11.28 per share from $9.76 per share in the year-ago quarter. Including the additional week in last fiscal year, net income for the quarter increased 0.7% over the previous year's quarter, while diluted earnings per share increased 8.3%.

For the quarter, gross profit, as a percentage of sales, was 52.3% (versus 51.8% for last year's quarter). The improvement in gross margin was attributable to lower acquisition costs and lower shrink expense, partially offset by higher supply chain costs associated with current year inventory initiatives (25 bps). Operating expenses, as a percentage of sales, were 31.6% (versus 31.3% last year). The increase in operating expenses, as a percentage of sales, was primarily due to a combination of deleverage from the 17th week of sales last year (-11 bps), higher incentive compensation (-16 bps), and planned information system investments (-13 bps).

For the fiscal year ended August 30, 2014, sales were $9.5 billion, an increase of 5.6% from the prior year, on a 52 week basis, while domestic same store sales were up 2.8% for the year. Operating profit increased 5.6% on an operating margin of 19.3%. For fiscal 2014, net income, excluding the extra week, increased 7.7% to $1.1 billion, while diluted earnings per share for the period increased 16.3% to $31.57 from $27.15. Including results from the additional week last fiscal year, sales increased 3.6% from the prior year, and operating profit increased 3.2%. Net income, including the extra week, increased 5.2%, and diluted earnings per share increased 13.6%. Return on invested capital was 31.9%, while full year cash flow before share repurchases and changes in debt was $925 million.

Under its share repurchase program, AutoZone repurchased 356 thousand shares of its common stock for $188 million during the fourth quarter, at an average price of $528 per share. The primary difference in repurchases this quarter versus last year is the capacity generated from the extra week of sales last year. For the fiscal year, the Company repurchased 2.232 million shares of its common stock for $1.1 billion, at an average price of $492 per share. At year end, the Company had $869 million remaining under its current share repurchase authorization.

The Company's inventory increased 9.8% over the same period last year, driven by increased product placement and new stores during the fiscal year. Inventory per store was $582 thousand versus $550 thousand last year and $594 thousand last quarter. Net inventory, defined as merchandise inventories less accounts payable, on a per store basis was a negative $87 thousand versus negative $86 thousand last year and negative $84 thousand last quarter.

"I would like to thank our entire organization for the solid performance delivered this past fiscal year. We are pleased to report that the fourth quarter of fiscal 2014, on a 16 week adjusted basis, marked our thirty-second consecutive quarter of double digit earnings per share growth. Since our inception, we've been committed to providing exceptional customer service and trustworthy advice that we see as the differentiator across our industry. Simply put, our AutoZoners' passion to live our Pledge has allowed us to continue to deliver consistent, exceptional financial results. For the year, we reached many milestones which included generating over one billion dollars in net income (on a 52 week basis), opening 424 net additional Commercial programs, and reaching an agreement to acquire Interamerican Motor Corporation (IMC). As we have routinely stated, we will remain committed to our disciplined approach to growing operating earnings and utilizing our capital effectively," said Bill Rhodes, Chairman, President and Chief Executive Officer.

During the quarter ended August 30, 2014, AutoZone opened 83 new stores in the U.S., twenty eight new stores in Mexico, and one new store in Brazil. As of August, 2014, the Company had 4,984 stores in 49 states, the District of Columbia and Puerto Rico in the U.S., 402 stores in Mexico, and five stores in Brazil for a total count of 5,391.

AutoZone is the leading retailer and a leading distributor of automotive replacement parts and accessories in the United States. Each store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, service stations, and public sector accounts. AutoZone also sells the ALLDATA brand diagnostic and repair software through www.alldata.com. Additionally, we sell automotive hard parts, maintenance items, accessories, and non-automotive products through www.autozone.com, and accessories and performance parts through www.autoanything.com, and our commercial customers can make purchases through www.autozonepro.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Monday, September 22, 2014, beginning at 10:00 a.m. (EDT) to discuss its fourth quarter results. Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com by clicking "Investor Relations," "Conference Calls." The call will also be available by dialing (210) 839-8923. A replay of the call and slides will be available on AutoZone's website. In addition, a replay of the call will be available by dialing (203) 369-1211 through Monday, September 29, 2014, at 11:59 p.m. (EDT).

This release includes certain financial information not derived in accordance with generally accepted accounting principles ("GAAP"). These non-GAAP measures include adjustments to reflect 16 and 52 week financial presentations, return on invested capital, adjusted debt, adjusted debt to EBITDAR, and cash flow before share repurchases. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company's comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company's capital structure in order to maintain its investment grade credit ratings and manages cash flows available for share repurchase by monitoring cash flows before share repurchases, as shown on the attached tables. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release are forward-looking statements. Forward-looking statements typically use words such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: credit market conditions; the impact of recessionary conditions; competition; product demand; the ability to hire and retain qualified employees; consumer debt levels; inflation; weather; raw material costs of our suppliers; energy prices; war and the prospect of war, including terrorist activity; construction delays; access to available and feasible financing; and changes in laws or regulations. Certain of these risks are discussed in more detail in the "Risk Factors" section contained in Item 1A under Part 1 of our Annual Report on Form 10-K for the year ended August 31, 2013, and these Risk Factors should be read carefully. Forward-looking statements are not guarantees of future performance and actual results; developments and business decisions may differ from those contemplated by such forward-looking statements, and events described above and in the "Risk Factors" could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results.

AutoZone's 4th Quarter Highlights - Fiscal 2014

Condensed Consolidated Statements of Operations
4th Quarter, FY2014
(in thousands, except per share data)
	GAAP Results		Adjustments		Adjusted
	16 Weeks Ended	17 Weeks Ended		2013		4th Quarter 2013
	August 30, 2014	August 31, 2013	2014	Week 17	4th Quarter 2014	Excluding Week 17

Net sales	$ 3,049,696	$ 3,095,414	$ --	$ (177,722)	$ 3,049,696	$ 2,917,692
Cost of sales	1,454,480	1,491,038	--	(85,281)	1,454,480	1,405,757
Gross profit	1,595,216	1,604,376	--	(92,441)	1,595,216	1,511,935
Operating, SG&A expenses	965,015	968,156	--	(52,605)	965,015	915,551
Operating profit (EBIT)	630,201	636,220	--	(39,836)	630,201	596,384
Interest expense, net	49,426	60,896	--	(3,524)	49,426	57,372
Income before taxes	580,775	575,324	--	(36,312)	580,775	539,012
Income taxes	207,104	204,125	--	(12,883)	207,104	191,242
Net income	$ 373,671	$ 371,199	$ --	$ (23,429)	$ 373,671	$ 347,770
Net income per share:
Basic	$ 11.50	$ 10.59	$ --	$ (0.67)	$ 11.50	$ 9.92
Diluted	$ 11.28	$ 10.42	$ --	$ (0.66)	$ 11.28	$ 9.76
Weighted average shares outstanding:
Basic	32,495	35,047	32,495	35,047	32,495	35,047
Diluted	33,129	35,625	33,129	35,625	33,129	35,625

Year-To-Date 4th Quarter, FY2014
(in thousands, except per share data)	GAAP Results		Adjustments		Adjusted
	52 weeks Ended	53 weeks Ended		2013		Fiscal Year 2013
	August 30, 2014	August 31, 2013	2014	Week 53	Fiscal Year 2014	Week 53

Net sales	$ 9,475,313	$ 9,147,530	$ --	$ (177,722)	$ 9,475,313	$ 8,969,808
Cost of sales	4,540,406	4,406,595	--	(85,281)	4,540,406	4,321,314
Gross profit	4,934,907	4,740,935	--	(92,441)	4,934,907	4,648,494
Operating, SG&A expenses	3,104,684	2,967,837	--	(52,605)	3,104,684	2,915,232
Operating profit (EBIT)	1,830,223	1,773,098	--	(39,836)	1,830,223	1,733,262
Interest expense, net	167,509	185,415	--	(3,524)	167,509	181,891
Income before taxes	1,662,714	1,587,683	--	(36,312)	1,662,714	1,551,371
Income taxes	592,970	571,203	--	(12,883)	592,970	558,320
Net income	$ 1,069,744	$ 1,016,480	$ --	$ (23,429)	$ 1,069,744	$ 993,051
Net income per share:
Basic	$ 32.16	$ 28.28	$ --	$ (0.65)	$ 32.16	$ 27.63
Diluted	$ 31.57	$ 27.79	$ --	$ (0.64)	$ 31.57	$ 27.15
Weighted average shares outstanding:
Basic	33,267	35,943	33,267	35,943	33,267	35,943
Diluted	33,882	36,581	33,882	36,581	33,882	36,581

Selected Balance Sheet Information
(in thousands)
	August 30, 2014	August 31, 2013

Cash and cash equivalents	$ 124,485	$ 142,191
Merchandise inventories	3,140,100	2,861,014
Current assets	3,580,612	3,278,013
Property and equipment, net	3,310,475	3,071,361
Total assets	7,517,858	6,892,089
Accounts payable	3,609,199	3,307,535
Current liabilities*	4,541,094	4,169,150
Total debt*	4,343,800	4,187,000
Stockholders' (deficit)	(1,621,857)	(1,687,319)
Working capital	(960,482)	(891,137)

* Current liabilities and total debt both include short-term borrowings of $180,910 at August 30, 2014; $173,733 at August 31, 2013. These amounts represent current debt maturities that are in excess of our revolving credit facility available capacity.

Adjusted Debt / EBITDAR (Trailing 4 Qtrs)
(in thousands, except adjusted debt to EBITDAR ratio)
	August 30, 2014	August 31, 2013*
Net income	$ 1,069,744	$ 1,016,480
Add: Interest	167,509	185,415
Taxes	592,970	571,203
EBIT	1,830,223	1,773,098

Add: Depreciation and amortization	251,267	227,251
Rent expense	253,813	246,340
Share-based expense	39,390	37,307
EBITDAR	$ 2,374,693	$ 2,283,996

Debt	$ 4,343,800	$ 4,187,000
Capital lease obligations	119,603	106,171
Add: rent x 6	1,522,878	1,478,040
Adjusted debt	$ 5,986,281	$ 5,771,211

Adjusted debt to EBITDAR	2.5	2.5

Selected Cash Flow Information
(in thousands)
	16 Weeks Ended	17 Weeks Ended	52 weeks Ended	53 weeks Ended
	August 30, 2014	August 31, 2013	August 30, 2014	August 31, 2013

Depreciation and amortization	$ 78,981	$ 71,319	$ 251,267	$ 227,251
Capital spending	$ 176,392	$ 155,596	$ 438,116	$ 414,451

Cash flow before share repurchases:
(Decrease)/Increase in cash and cash equivalents	$ (20,864)	$ 8,506	$ (17,706)	$ 39,098
Subtract (decrease)/Increase in debt	(34,600)	185,897	156,800	418,652
Add back share repurchases	187,675	559,967	1,099,212	1,387,315
Cash flow before share repurchases and changes in debt	$ 201,411	$ 382,576	$ 924,706	$ 1,007,761

Other Selected Financial Information
(in thousands, except ROIC)
	August 30, 2014	August 31, 2013

Cumulative share repurchases ($ since fiscal 1998)	$ 14,030,770	$ 12,931,558
Remaining share repurchase authorization ($)	$ 869,230	$ 468,442

Cumulative share repurchases (shares since fiscal 1998)	136,881	134,649

Shares outstanding, end of year	32,304	34,293

	Trailing 4 Quarters
	August 30, 2014	August 31, 2013*
Net income	$ 1,069,744	$ 1,016,480
Adjustments:
Interest expense	167,509	185,415
Rent expense	253,813	246,340
Tax effect**	(150,412)	(155,432)
After-tax return	1,340,654	1,292,803

Average debt***	4,280,877	3,951,360
Average stockholders' deficit***	(1,709,778)	(1,581,832)
Add: Rent x 6	1,522,878	1,478,040
Average capital lease obligations***	108,475	102,729
Pre-tax invested capital	$ 4,202,452	$ 3,950,297

Return on Invested Capital (ROIC)	31.9%	32.7%

* The fiscal year ended August 31, 2013 consisted of 53 weeks.
** Effective tax rate over trailing four quarters ended August 30, 2014 is 35.7% and August 31, 2013 is 36.0%.
*** All averages are computed based on trailing 5 quarter balances.

AutoZone's 4th Quarter Fiscal 2014
Selected Operating Highlights

Store Count & Square Footage

	16 Weeks Ended	17 Weeks Ended	52 weeks Ended	53 weeks Ended
	August 30, 2014	August 31, 2013	August 30, 2014	August 31, 2013
Domestic stores:
Store count:
Beginning domestic stores	4,901	4,767	4,836	4,685
Stores opened	83	69	148	153
Stores closed	--	--	--	2
Ending domestic stores	4,984	4,836	4,984	4,836

Relocated stores	1	5	8	11

Stores with commercial programs	3,845	3,421	3,845	3,421

Square footage (in thousands):	32,443	31,411	32,443	31,411

Mexico stores:
Stores opened	28	21	40	41
Total stores in Mexico	402	362	402	362

Brazil stores:
Stores opened	1	2	2	3
Total stores in Brazil	5	3	5	3

Total stores chainwide	5,391	5,201	5,391	5,201

Square footage (in thousands):	35,424	34,076	35,424	34,076
Square footage per store	6,571	6,552	6,571	6,552

Sales Statistics
($ in thousands, except sales per average square foot)
	16 Weeks Ended	17 Weeks Ended	52 weeks Ended	53 weeks Ended
Total Auto Parts (Domestic, Mexico, and Brazil)	August 30, 2014	August 31, 2013	August 30, 2014	August 31, 2013
Total auto parts sales	$ 2,940,595	$ 2,985,611	$ 9,132,169	$ 8,858,723
% Increase vs. LY	(1.5%)	10.3%	3.1%	5.2%

Sales per average store	$ 551	$ 579	$ 1,724	$ 1,736
Sales per average square foot	$ 84	$ 88	$ 263	$ 265

Domestic Commercial
Total domestic commercial sales	$ 533,789	$ 506,805	$ 1,613,690	$ 1,459,045
% Increase vs. LY	5.3%	17.3%	10.6%	12.6%

All Other (ALLDATA, E-Commerce, and AutoAnything)
All other sales	$ 109,102	$ 109,803	$ 343,144	$ 288,807
% Increase vs. LY	(0.6%)	93.6%	18.8%	59.3%

	16 Weeks Ended	17 Weeks Ended	52 weeks Ended	53 weeks Ended
	August 30, 2014	August 31, 2013	August 30, 2014	August 31, 2013
Domestic same store sales	2.1%	1.0%	2.8%	0.0%

Inventory Statistics (Total Stores)
	as of	as of
	August 30, 2014	August 31, 2013
Accounts payable/inventory	114.9%	115.6%

($ in thousands)
Inventory	$ 3,140,100	$ 2,861,014
Inventory per store	$ 582	$ 550
Net inventory (net of payables)	$ (469,099)	$ (446,521)
Net inventory / per store	$ (87)	$ (86)

	Trailing 5 Quarters
	August 30, 2014	August 31, 2013
Inventory turns	1.5 x	1.6 x
CONTACT: Financial:
         Brian Campbell at (901) 495-7005
         brian.campbell@autozone.com

         Media:
         Ray Pohlman at (866) 966-3017
         ray.pohlman@autozone.com